Exhibit 8(c)
                                   FORUM FUNDS
                          SUB-TRANSFER AGENT AGREEMENT


         THIS AGREEMENT is made this 18th day of December, 1995 by and between Forum Financial Corp., a corporation organized under the laws of Delaware ("FFC"), Administrative Data Management Corp., a corporation organized and existing under the laws of the State of New York ("ADM") and Forum Funds, a business trust organized under the laws of Delaware (the "Trust").

                                 R E C I T A L S

         WHEREAS, FFC is a registered transfer agent under the Securities and Exchange Commission Act of 1934 and serves as the transfer agent, register and dividend disbursing agent of the Trust, which is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, FFC desires to retain ADM to serve as a sub-transfer agent and dividend disbursing agent for certain accounts of each of the Trust's separate investment portfolios as listed on Appendix E hereto (each a "Fund" and collectively, the "Funds"), and ADM is willing to furnish such services;

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. FFC hereby appoints ADM to serve as sub-transfer agent and dividend disbursing agent for the accounts of the Funds for the period and on the terms set forth in this Agreement. ADM accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided for in Paragraph 15 of this Agreement.

         2.       DELIVERY OF DOCUMENTS.

         a.  FFC  has   furnished   ADM  with  copies   properly   certified  or
authenticated of each of the following:

                  1) Resolutions of the Trust's Board of Trustees(the "Board") authorizing the execution of this Agreement;

                  2) Appendix B identifying and containing the signatures of the Trust's officers and other persons authorized to sign Written Instructions and give Oral Instructions (referred to herein as "Authorized Persons"), each as hereinafter defined, on behalf of the Trust;

                  3) The Trust's Articles of Incorporation filed with the Secretary of State and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein referred to as the "Articles");

                  4) The Trust's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                  5) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto; and

                  6) Each of the Fund's most recent prospectus and statement of additional information (such prospectus and statement of additional information, as from time to time in effect and all amendments and supplements thereto are herein called the "Prospectus").

         b. ADM has furnished FFC with copies properly certified or authenticated of its Registration Statement on Form TA-1 under the Securities Exchange Act of 1934, as amended and all annual or other public reports filed with the SEC as may be requested by FFC.

         c. Each party from time to time will furnish the other with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any. Neither party is obligated hereby to provide the other with otherwise confidential information.

         3.       DEFINITIONS.

         a. "AUTHORIZED PERSON". As used in this Agreement, the term "Authorized Person" means FFC's and the Trust's officers and other persons duly authorized by the Board to give Oral and Written Instructions on behalf of a Fund and listed on the Certificate annexed hereto as Appendix B or any amendment thereto as may be received by ADM from time to time.

         b. "ORAL INSTRUCTIONS". As used in this Agreement, the term "Oral Instructions" means verbal instructions actually received by ADM from an Authorized Person or from a person reasonably believed by ADM to be an Authorized Person.

         c. "WRITTEN INSTRUCTIONS". As used in this Agreement, the term "Written Instructions" means written instructions delivered by mail, telegram, cable, telex or facsimile sending device (a "fax"), and received by ADM and signed by an Authorized Person or reasonably believed by ADM to have been signed by or authorized by an Authorized Person unless otherwise required by a resolution of the Board furnished to ADM pursuant to Section 2(a) hereof.

         4.       INSTRUCTIONS CONSISTENT WITH ARTICLES, ETC.

         a. Unless otherwise provided in this Agreement, ADM shall act only upon Oral or Written Instructions. Although ADM may take cognizance of the provisions of the Articles and By-Laws of the Trust, each Fund's Prospectus and laws, rules and regulations applicable to the Funds, ADM may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Articles or By-Laws, a Fund's Prospectus or with any laws, rules or regulations applicable to the Funds or any vote, resolution or proceeding of the Shareholders, or of the Board, or of any committee thereof.

         b. ADM shall be entitled to rely upon any Oral instructions and any Written Instructions actually received by ADM pursuant to this Agreement and shall have no liability for any action which it takes or omits in accordance with such Oral Instructions or Written Instructions. FFC shall forward to ADM Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by ADM, whether by hand delivery, telex, facsimile sending device or otherwise, as promptly as practicable after Oral Instructions are given to ADM. FFC agrees that the fact that such confirming Written Instructions are not received by ADM shall in no way affect the validity of the actions or transactions or enforceability of the actions or transactions authorized by giving Oral Instructions.

         5.       TRANSACTIONS NOT REQUIRING INSTRUCTIONS.

         a. In the absence of contrary Written Instructions, ADM is authorized to take and to the extent set forth in the Activities List shall take the following actions:

                  1) Issuing, transferring and redeeming shares of the Funds in accounts established on the books and records of ADM (the "Shares");

                  2) Opening, maintaining and closing accounts of the registered owners of Shares (the "Shareholders");

                  3) Answering procedural and administrative inquiries from Shareholders and their brokers;

                  4) Causing the reinvestment in Shareholders' accounts of dividends and distributions declared upon Shares;

                  5) Transferring the investment of an investor into, or from, the Shares of other open-end investment companies, if and to the extent permitted by the Prospectus;

                  6) Processing redemptions of Shares;

                  7) Examining and approving legal transfers of the Shares;

                  8) Furnishing to Shareholders confirmation of transactions relating to their Shares;

                  9) Preparing and mailing to the Internal Revenue Service and all payees all information returns and payee statements required under the Internal Revenue Code in respect to the Funds' dividends and distributions on the Shares and taking all other necessary actions with respect to the Shares in connection with the dividend and other withholding requirements of the Internal Revenue Code;

                  10) Mailing to Shareholders annual and semi-annual reports prepared by or on behalf of the Funds, and mailing new Prospectuses upon their issue to Shareholders;

                  11) Preparation and sending such other information from the Funds records with respect to Shares maintained by ADM as may be reasonably requested by an Authorized Person;

                  12) Preparing and sending to the Funds such affidavits of mailing and certifications as are reasonably requested by an Authorized
Person; and

                  13) Maintaining such books and records relating to transactions effected by ADM as are required by the 1940 Act, or by any other applicable provisions of law, to be maintained by the Funds or ADM with respect to such transactions, and preserving, or causing to be preserved, any such books and records for such period as may be required by any such law, rule or regulation, and which is consistent with ADM's current procedures.

         b. In connection with the holding of annual or special meetings of shareholders of any Fund, ADM agrees to prepare and furnish to FFC certified lists of Shareholders as of such meeting date, in such form and containing such information as FFC may request, provided the cost or effort required by ADM to comply with such request is not unduly burdensome. ADM shall be reimbursed for out-of-pocket expenses in performing such services, such as the costs of forms, envelopes and postage. ADM, at its cost with the consent of FFC may employ another firm to perform all or some of the functions required by this subsection. FFC shall pay such additional charges as the parties may agree upon for the services of ADM in connection with special meetings of Shareholders of a Fund in excess of one such meeting per Fund held in any fiscal year of the Fund.

         c. ADM shall furnish to FFC such information and at such intervals as FFC may reasonably request for the Funds to comply with the normal registration and/or the normal reporting requirements of the SEC, Blue Sky authorities or other regulatory agencies. All such information shall be materially correct and complete based upon information supplied to ADM.

         d. ADM shall, in addition to the services herein itemized, if so requested by FFC and for such additional fees as FFC and ADM may from time to time agree upon, perform and do all other acts and services that are customarily performed and done by transfer agents, dividend disbursing agents and shareholder servicing agents of mutual funds such as the Funds, PROVIDED that normally occurring improvements in the services of such agents will be provided without initial capital cost to FFC and at service fees which are competitive with those prevailing in the industry.

         e. The parties hereto agree that without prejudice to any other provisions of this Agreement, the functions of ADM and FFC under this Agreement will be substantially performed in accordance with the requirements for the relevant function specified in the Activities List set forth in Appendix A to this Agreement. Such Activities List as amended from time to time is an integral part of this Agreement. In the event that the provisions of this Agreement are in conflict with or are inconsistent with those set forth in such Activities List the provisions of the Activities List shall govern.

         f. ADM agrees to provide to FFC upon request such information as may reasonably be required to enable FFC to reconcile the number of outstanding Shares of each Fund between ADM's records and the master shareholder record of each Fund.

         6. AUTHORIZED SHARES. FFC shall advise ADM from time to time or upon ADM's request of the number of authorized and unissued shares available with respect to each Fund. FFC hereby represents that the Articles authorizes the Board to issue a total of 10,000,000,000 shares.

         7. DIVIDENDS AND DISTRIBUTIONS. FFC shall furnish ADM with the amount of each dividend and with appropriate evidence of action by the Board authorizing the declaration of dividends and distributions in respect of Shares as described in the then current Prospectus. Upon declaration of each dividend, each capital gain distribution or other distribution by the Board, FFC shall promptly notify ADM of the date of such declaration, the amount payable per share, the record date for determining the Shareholders entitled to payment, the payment date, and the reinvestment date and price which is to be used to purchase Shares for reinvestment, all sufficiently in advance (at least one business day prior to the record date) to permit ADM to process properly such dividend or capital gain distribution or other distribution with respect to the Shares in a timely and orderly manner.

         Sufficiently in advance of each payment date to permit ADM to have federal funds available to it for the payment thereof, FFC will transfer, or cause the Custodian to transfer, to ADM in its capacity as sub-dividend disbursing agent, at First Financial Savings Bank, S.L.A. or at such bank or other financial institution as ADM with the consent of FFC shall select, which may but need not be an affiliate of ADM, the total amount of the remit portion of the dividend or distribution currently payable with respect to the Shares. After deducting any amount reasonably believed by ADM to be required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, based upon information available to it, ADM shall, as agent for each Shareholder and in accordance with the provisions of the Articles, then current Prospectus, and shareholder elections, invest dividends in Shares in the manner described in the Prospectus or pay them in cash.

         ADM shall prepare, file with the Internal Revenue Service, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. FFC shall promptly provide ADM with the information necessary to prepare such returns and information with respect to the Shares, all sufficiently in advance to permit ADM to prepare properly and mail such returns and information in a timely and orderly manner. On behalf of the Funds, ADM shall remit on a timely basis to the appropriate Federal authorities any taxes withheld on dividends and distributions paid by the Funds with respect to the Shares.

         8. NOTIFICATION TO ADM: FFC shall promptly notify ADM of the closing net asset value per share and the offering price per share each day there are any transactions in shares of a Fund, but in any event not later than 90 minutes after the closing of the New York Stock Exchange. ADM will process all transactions based on the current day's net asset value price per share and the offering price per share, provided that ADM receives such prices no later than 7:00 p.m. In the event FFC provides such prices after 5:30 p.m., FFC shall pay ADM the Late Pricing Charges set forth on Appendix D. In the event that FFC is unable to provide ADM with such prices, FFC may elect to instruct ADM either to process the day's transactions at an alternative price ("Alternative Price"), calculated either at (i) the previous day's prices, or (ii) such other price determined by the Fund. In the event FFC fails to notify ADM of an Alternate Price before 7:30 p.m., then ADM, at its sole discretion, may process transactions at the price last determined by FFC. In the event ADM is not so notified, it may assume that the price is unchanged from the prior price, and process the days work using the prior price.

         9.       COMMUNICATIONS WITH SHAREHOLDERS.

         a. COMMUNICATIONS TO SHAREHOLDERS. FFC shall prepare, print and provide ADM with sufficient quantities of all communications by the Funds to their Shareholders all sufficiently in advance to permit ADM to properly address and mail to Shareholders in a timely and orderly manner all such communications, including reports to Shareholders, dividend and distribution notices and proxy material for its meetings of Shareholders. ADM agrees to mail all such material to Shareholders in a timely manner. ADM shall not be responsible for receiving and tabulating the proxy cards for the meetings of the Funds' shareholders unless agreed to by FFC and ADM with mutually agreed upon compensation. ADM shall, however, upon request, provide FFC with a list of Shareholders as of a specific date.

         b. CORRESPONDENCE. ADM will answer such correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between ADM and FFC.

         10. RECORDS. ADM shall keep the records described on the Activities List, including but not limited to the following:

         a. Accounts for each Shareholder showing the following information:

                  1) Name, address and United States Taxpayer Identification Number;

                  2) Number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                  3) Historical information starting on the date ADM posts an account regarding the account of each Shareholder, including dividends and distributions paid and the date and the price, if applicable, for all transactions in a Shareholder's account;

                  4) Any stop or restraining order placed against a Shareholder's account;

                  5) Any correspondence relating to the current maintenance of a Shareholder's account;

                  6) Information with respect to withholding in the case of a foreign account; and

                  7) Information with respect to withholding in the case of an account subject to backup withholding; and

                  8) Any information required in order for ADM to perform any calculations contemplated or required by this Agreement.

                  The books and records pertaining to the Funds which are in the possession of ADM shall be the property of the Funds. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations in effect from time to time, and consistent with ADM's current practices. ADM will, if so requested by the counsel to the Trust, modify the manner in which such books and records are prepared and maintained so as to comply with the reasonable opinion of such counsel as to such laws and rules. The Trust's or FFC's authorized representatives, shall have access to such books and records at all times during ADM's normal business hours. Upon the reasonable request of FFC, copies of any such books and records shall be provided by ADM to FFC or the Trust's authorized representative at the Fund's expense.

         11. REPORTS AND OTHER INFORMATION. Upon reasonable request of FFC, PROVIDED that the cost or effort required therefore are, singly or in the aggregate, not unduly burdensome or expensive to it, ADM will promptly transmit to FFC, at no additional cost to FFC, (a) documents and information in the possession of ADM and not otherwise available necessary to enable the Trust, FFC and their affiliates to comply with the requirements of the Internal Revenue Service, the SEC, the National Association of Securities Dealers, Inc., State blue sky authorities, and any other regulatory bodies having jurisdiction; (b) documents and information in the possession of ADM necessary to enable the Funds to conduct annual and special meetings of Shareholders; and (c) such other information, including shareholder lists and statistical information concerning accounts as may be agreed upon from time to time between FFC and ADM.

         12. COOPERATION WITH ACCOUNTANTS. ADM shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available on a timely basis to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Funds' annual report to Fund shareholders and on Form N-SAR, or similar form.

         13. CONFIDENTIALITY. ADM agrees on behalf of itself and its employees to treat confidentially all confidential records and other confidential information relative to the Funds and their prior, present or potential Shareholders and relative to the Funds' distributor and its prior, present or potential customers. ADM will not divulge any such confidential records or information to anyone other than the Shareholder, broker, or other person, firm, corporation or other entity (governmental or otherwise) which ADM reasonably believes is entitled to such records or information, PROVIDED that it shall, with respect to any non-routine governmental investigation or inquiry, first provide notice thereof to FFC.

         14. EQUIPMENT FAILURES. ADM shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. In the event of computer or other equipment failures at its own facilities beyond ADM's reasonable control, ADM shall, at its expense, use its best efforts to minimize service interruptions. The foregoing obligation of ADM shall not extend to computer terminals owned or maintained by others, and located outside of premises maintained by ADM. ADM represents that it has presently in effect backup and emergency systems described on Appendix C hereto. ADM will maintain such arrangements or equivalent while this Agreement is in force unless ADM notifies FFC to the contrary and establishes to the satisfaction of FFC that industry standards no longer require such arrangements.

         15. COMPENSATION. As compensation for the services rendered by ADM during the term of this Agreement, ADM shall be entitled to receive such reimbursement for out-of-pocket expenses and such compensation as is specified on Appendix D attached hereto or as may from time to time be otherwise mutually agreed on in writing between FFC and ADM. The Trust will pay all compensation to ADM as contemplated by this Section 15 upon (i) notice from ADM of the expense or fee and (ii) certification from ADM that the expense or fee has been properly billed to FFC, that FFC has not paid the expense or fee and that the expense or fee is 15 days or more overdue.

         16. RESPONSIBILITY OF ADM. In the performance of its duties hereunder, ADM shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement.

         ADM and the affiliates and agents of ADM shall not be responsible for or liable for any taxes, assessments, penalties, fines or other governmental charges of whatever description which may be levied or assessed on any basis whatsoever in connection with withholding of amounts, verifying or providing taxpayer identification numbers or otherwise under applicable tax laws and preparing and filing of tax forms, excepting only for taxes assessed on the basis of its compensation hereunder, provided that ADM exercises the care and diligence required by this Agreement.

         ADM and the affiliate and agents of ADM shall not be responsible or liable for the actions, inactions, or any losses or damages caused by any such actions or inactions of any agents, brokers or others who are specifically selected by FFC in writing.

         17. RELEASE. ADM understands that the obligations of this Agreement are not binding upon any Shareholder of the Funds personally, but bind only the Funds' property; ADM represents that it has notice of the provisions of the Trust's Articles disclaiming Shareholder liability for acts or obligations of the Funds.

         FFC understands that the obligations of this Agreement are not binding upon the parent corporation of ADM or any affiliated or subsidiaries of ADM and that FFC, its Trustees, Officers, Shareholders and others shall look only to the separate assets of ADM.

         18.      RIGHT TO RECEIVE ADVICE.

         a. ADVICE OF FFC. If ADM shall be in reasonable doubt as to any action to be taken or omitted by it, it may request, and shall receive, from FFC, directions or advice, including Oral or Written Instructions where appropriate.

         b. ADVICE OF COUNSEL. If ADM shall be in doubt as to any question of law involved in any action to be taken or omitted by ADM, it may
                  -----------------
request advice from counsel of its own choosing.

         c. CONFLICTING ADVICE. In case of conflict between directions, advice or Oral or Written Instructions received by ADM pursuant to subparagraph (a) of this paragraph and advice received by ADM pursuant to subparagraph (b) of this paragraph, ADM shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

         d. PROTECTION OF ADM. FFC and the Trust shall each indemnify and hold harmless ADM, each of ADM's affiliated companies, and all of the divisions, subsidiaries, trustees, officers, agents, employees and assigns of each of the foregoing (collectively, "Indemnified Transfer Agent Parties"), against and from any and all demands, damages, liabilities, and losses, or any threatened, pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in settlement) to which any of them may be or become subject as a result or arising out of: (i) any action or inaction which it takes in reliance on the provisions of the Funds' Prospectuses; procedures established between ADM and FFC, or in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraph (a) or (b) of this paragraph which ADM, after receipt of any such directions, advice or Oral or Written Instructions, in good faith reasonably believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be; (ii) any negligent act or omission by FFC or its officers, employees or agents; (iii) FFC's failure to comply with any of the terms of this Agreement. However, nothing in this paragraph shall be construed as imposing upon ADM any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to ADM's properly taking or omitting to take such action. However, this indemnification shall not apply to actions or omissions of ADM in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties hereunder; and provided further that prior to confessing any claim against it which may be the subject of this indemnification, ADM shall give FFC and each Fund from which ADM is seeking indemnification written notice of and a reasonable opportunity to defend against said claim in its own name or in the name of ADM.

         19. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. ADM shall have no responsibility for insuring that the contents of each Prospectus of the Funds comply with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction, except that ADM shall cause a senior officer of ADM, or his or her designee to provide such information and represents and warrants that all information so furnished by it for specific use in any such Prospectus will be correct and complete in all material respects.

         20. RECORDS FROM OTHERS. ADM, its affiliates and agents shall have no responsibility or liability for the accuracy or completeness of any documents, records, or information maintained or provided by or reasonably believed by ADM to have been maintained or provided by FFC or any Fund or anyone on behalf of FFC or any Fund and FFC and each Fund hereby specifically agrees that ADM, its affiliates and agents may rely on and will be fully protected in so relying on the completeness and accuracy of all such documents, records and information; PROVIDED that ADM will inform FFC of material errors coming to its attention in the course of the performance of its duties hereunder; and further PROVIDED that the failure by ADM, its affiliates and agents to notice any material errors will not result in any liability on the part of ADM, its affiliates and agents.

         ADM, its affiliates and agents may conclusively rely on, and will be fully protected in relying on, the authenticity and accuracy of any documents or communications, whether oral, written or facsimile, it receives from FFC or any Fund or which ADM, its affiliates or agents reasonably believes are from FFC or any Fund, provided these are received from Authorized Persons in accordance with this Agreement. This provision will apply to, among other things, the daily public offering and net asset value prices for Fund shares; instructions from FFC concerning dividends and other distributions; and other matters relating to the Funds and their shareholders.

         21. RESPONSIBILITIES OF FFC. FFC hereby acknowledges and agrees that ADM, its affiliates and its agents are responsible only for those functions and duties set forth in this Agreement and unless so set forth are not responsible for any of the following which are to be handled by FFC.

         a. Creating or maintaining any records on behalf of the Funds or others with respect to the Shares required by any federal or state law, or regulation or rule of any agency thereof or any self-regulatory authority except (i) those relating to shareholder account information set forth in Rule 31a-1(b)(2)(iv) promulgated under the 1940 Act or equivalent regulation applicable from time to time; and (ii) such additional records as may reasonably be requested from time to time by FFC which are customarily maintained by transfer agents to mutual funds, and which ADM by use of its best efforts may provide at minimal cost and inconvenience to it; with respect to these records ADM agrees that they: (i) are the property of the Trust; (ii) will be maintained by ADM for the period prescribed in Rule 31a-2 or equivalent regulation; (iii) will be made available, upon request to FFC, the Trust and the SEC; and (iv) will be surrendered promptly upon the request of the Trust;

         b. Determining the legality of any sale, exchange, issuance or redemption of any shares of the Funds;

         c. Determining the legality of any communications, oral or written, which are sent or provided by ADM, its affiliates or its agents on behalfof the Trust or FFC;

         d. Complying with any federal or state laws or the regulations or rules of any agency thereof or of any self-regulatory authority except those specifically applicable to ADM as a sub-transfer agent;

         e. Filing any documents on behalf of the Funds or any one else with any federal or state government or with any agency thereof or of any self-regulatory authority except ADM will file with the Internal Revenue Service copies of 1099-Div, 1099-B, 5498 and 1042S Forms sent to Shareholders and forms relating to withholding and non-resident alien withholding;

         f. Monitoring the activities of the Funds or any one else for their compliance with applicable law, rules and regulations or with the provisions of the Funds Prospectus, its Articles, By-Laws or other governing instruments;

         g. Compliance of the Funds or others with applicable federal and state laws, regulations and rules of any agency thereof, or of any self-regulatory authority pertaining to the registration of the Funds or of shares of the Funds or the legality of their sale although ADM will, in order to provide the Funds with assistance in complying with normal Blue Sky requirements, upon the reasonable request of FFC provide FFC with a report generated from the information readily available to ADM detailing the amount of Shares purchased and redeemed and the states of residence of the Shareholders purchasing or redeeming such Shares; or

         h. Paying of any penalty or assessment imposed by the Internal Revenue Service for failure to certify a shareholder's taxpayer identification number, or for an incorrect taxpayer identification number.

         22.      INFORMATION AND DOCUMENTS.

         a. FFC shall promptly provide ADM with the current Prospectus for the Funds, the Annual and Semi-Annual Reports to shareholders of the Funds, Proxy Statements and other Fund material, all in sufficient quantities and sufficiently in advance to permit ADM to provide them to Shareholders in a timely and orderly fashion.

         b. To the extent necessary or appropriate to enable ADM to carry out its responsibilities under this Agreement, FFC shall:

                  1) Promptly notify ADM of all material events which affect the Trust or any affiliate of the Trust;

                  2) Promptly notify ADM or any suits or other proceedings threatened or actually instituted against the Trust or any affiliate of the Trust by the federal government, any state government, or any agency thereof (including but not limited to the SEC or the Securities Commission of any state) or by the National Association of Securities Dealers, Inc., or any other self-regulatory authority;

                  3) Promptly notify ADM of any consent orders, stop orders or similar orders affecting the Trust or any affiliate or the Trust issued by the federal government, any state government, or any agency thereof (including but not limited to the SEC or the Securities Commission or any state) or by the National Association of Securities Dealers, Inc. or any other self-regulatory authority;

                  4) Promptly provide ADM with copies of the audited Annual Financial Statements for each affiliate of the Trust which is an Investment Advisor, Investment Sub-Advisor, Distributor or Administrator of a Fund;

                  5) Promptly provide ADM, upon request, with copies of any filings made by the Trust or any affiliate of the Trust which is an Investment Advisor, Investment Sub-Advisor, Distributor or Administrator of a Fund with the federal government or any state government or any agency thereof or with any self-regulatory authority;

                  6) Promptly provide ADM, upon request, with copies of any documents relating to items (2) and (3) above; and

                  7) Discuss with ADM the description of ADM and the services which ADM provides to Shareholders contained in the Prospectuses of the Funds at the time of filing any amendments to the registration statement of the Trust involving any such change. ADM shall use its best efforts to assure the accuracy and completeness of all material information furnished by it for inclusion in any such document.

         23. INDEMNIFICATION. None of the parties nor any of their nominees shall be indemnified against any liability to the other party (or any expenses incident to such liability) arising solely out of (a) such party's or such nominee's own willful misfeasance, bad faith or gross negligence or reckless disregard of its duties in connection with the performance of any duties, obligations or responsibilities provided for in this Agreement or (b) such party's or such nominee's own negligent failure to perform its duties expressly provided for in this Agreement or otherwise agreed to in writing.

         24.      LIABILITY.

         a. ADM shall be responsible for the performance of its obligations under this Agreement notwithstanding the delegation of some or all of such obligations to others in accordance with the terms of this Agreement.

         b. ADM shall not be responsible for loss, liability, cost or expense arising out of occurrences beyond its control caused by fire, flood, power failure, unanticipated equipment failure, acts of God, or war or civil insurrection; provided, however, that it shall have contingency planning for equipment or electrical failure and such other contingencies as provided in this Agreement.

         25. INSURANCE. ADM shall maintain fidelity, errors and omissions and other insurance coverage in amounts and on terms and conditions as set forth in information provided to FFC from time to time.

         26. ADVANCEMENT OF MONIES: Nothing in this Agreement shall require ADM or any affiliate or agent of ADM to pay any monies prior to its receipt of federal funds for such payment or for ADM or any of its affiliates or agents to incur or assume any liability for the payment of any such monies prior to its receipt of federal funds for such payment.

         27. EXCLUSIVITY. It is expressly understood and agreed that the services to be rendered by ADM to the Fund under the provisions of this Agreement are not deemed to be exclusive and ADM shall be free to render similar or different services to others.

         28. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are reasonably necessary to effectuate the purposes hereof.

         29. AMENDMENT. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         30. ASSIGNMENT. This Agreement and the performance hereunder may not be assigned by ADM without FFC written consent. Notwithstanding the previous sentence, ADM may, without FFC's consent, assign the performance of all or a portion of its responsibilities and duties hereunder to an affiliate of ADM, provided that FFC shall incur no additional cost or expense in connection therewith.

         31. TERMINATION OF AGREEMENT. This Agreement shall continue unti termination by FFC or ADM on ninety (90) days' advance written notice to the other party.

         32. NOTICES. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed:

         a.       If to ADM:

                  Administrative Data Management Corp.
                  10 Woodbridge Center Drive
                  Woodbridge, New Jersey 07095
                  Attention:  Ms. Anne Condon, Senior Vice President

                  or to such other address as ADM shall instruct FFC, in writing from time to time;

         b.       If to FFC at:

                  Two Portland Square
                  Portland, Maine 04101
                  Attention:  Legal Department

                  or to such other address as FFC shall instruct ADM, in writing from time to time;

         c.       If to the Trust at:

                  Two Portland Square
                  Portland, Maine 04101
                  Attention:  Forum Financial Services, Inc. Legal Dept.

                  or to such other address as the Trust shall instruct ADM, in writing, from time to time; or

         d. If not to any of the foregoing at such other address as shall have been notified to the sender of any such Notice or other communication.

         33. SINGULAR VERSUS PLURAL. When the context so requires, "Fund" shall mean "Funds".

         34. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. None of the provisions contained in this Agreement shall be deemed waived or modified because of a previous failure of a party to insist upon strict performance thereof. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                                                     ADMINISTRATIVE DATA
Attest:                                              MANAGEMENT CORP.


___________________________                 By:      /s/ Anne Condon
                                                  -----------------------------
                                                           Anne Condon
                                                           Senior Vice President


Attest:                                              FORUM FINANCIAL CORP.


___________________________                 By:      /s/ John Y. Keffer
                                                  ----------------------------
                                                            John Y. Keffer
                                                            President


Attest:                                              FORUM FUNDS


___________________________                 By:      /s/ John Y. Keffer
                                                ------------------------------
                                                            John Y. Keffer
                                                            President

                                   APPENDIX A

                                 ACTIVITIES LIST

         It is understood that the Fund, its Custodian, and other persons, firms, corporations or other entities performing services for or on behalf of the Fund shall provide ADM and the Fund with such services, information, or other assistance as may be necessary or appropriate to permit ADM to properly perform the services hereunder.

A.       SHAREHOLDER ACCOUNTING SERVICES

1. GENERAL SCOPE. In accordance with the terms of the Agreement, ADM will provide a comprehensive accounting service for the Shareholders generally consistent with that provided to other investment companies, including:

         a.       Dividend accounting;

         b.       Arrangement for wire receipt and pay out of Shareholder funds;

         c. To the extent that it is reasonably within the control of, or can be reasonably arranged without additional cost by ADM, the rapid and efficient transfer of investment monies between various accounts, as follows: (i) Federal funds will be available immediately and (ii) monies generated from checks deposited will be available on the second business day subsequent to the date of deposit.

         d. To the extent that it is reasonably within the control of, or can reasonably be arranged without additional cost incurred by ADM, the effective and controlled processing of expedited redemptions and exchanges by telegraphic and telephonic means.

2.       COMPUTER ACCOUNTING AND RECORD KEEPING.

         a.       ADM will perform daily maintenance and routine file update.

         b. ADM will perform a dividend credit run as required in order to credit all existing Shareholder accounts with each daily dividend, monthly dividend, capital gain distribution or other distribution. ADM will establish new and adjust or close existing Shareholder accounts if necessary on or as of each business day.

         c. ADM will take reasonable precautions for safeguarding of all Shareholder accounts during these computer runs.

         d. ADM will provide continuous proof to the outstanding Shares maintained by the Fund on a daily basis, and off-line availability of all file data pertaining to Shareholder accounts.

         e. ADM will, to the extent technically feasible, create and maintain the ability to liquidate and back out dividends reinvested in accounts which are subsequently liquidated by or on behalf of the Fund due to nonreceipt of funds, improper registration, or other sufficient reason.

3. ESTABLISHING AND SERVICING ACCOUNTS. ADM will, as set forth in the Fund's Prospectus, or substantially in conformity with procedures established by or on behalf of the Fund, accept instructions from investors to open new accounts and perform such functions consistent with opening a new account:

         a. Accept applications in proper form sent directly to the Fund or its custodian when they are properly delivered to ADM;

         b. Accept applications in proper form sent directly to it when they are received by ADM;

         c. Transfer Shares accompanied by apparent proper instructions;

         d. Audit and verify payment items for apparent compliance with the requirements established by the Fund, e.g. minimum investment amount, apparent proper endorsements and other particulars as prescribed in the prospectus. FFC will provide ADM from time to time, with names and taxpayer identification number of individuals entitled to purchase shares at a reduced offering price as described in the prospectus;

         e.  Process  W-9 or similar  forms  received by ADM;  and compare  upon
receipt  of  a  computer  tape  from  the  Internal   Revenue  Service  taxpayer
identification numbers contained in such tape against those maintained by ADM.

         f. Assign account numbers as necessary and, where appropriate, indicate the account number on applications;

         g. Review payment items to determine whether the payee, original or by endorsement, on such payment items corresponds to the registration of the account to which it is to be credited (permitted exceptions include ADM or the Fund specified as the payee when accompanied by a valid account number or all necessary documents to establish a new account or such other exceptions as ADM and the Fund shall agree upon);

         h. Time stamp all incoming mail;

         i. Produce microfilm record of all incoming checks and other documentation on filmstrips or other microfilm retrieval method so as to be retrievable and reproducible upon request;

         j. Process address changes and acknowledge such changes to previous address of record;

         k. Answer   inquiries   from   Shareholders   or  other   individuals,
corporations, or other entities who appear to be the Shareholder, dealer or otherwise entitled to receive information as to account information;

         l. Prepare confirmations in such form as may be agreed between the Fund and ADM from time to time for all "Open Accounts" after each non-dividend transaction in a Shareholder's account which affects the share balance; mailing confirmations to the Shareholder as such changes occur;

         m. Process on a daily basis if necessary or appropriate routine transactions such as:

                  (1) Deposit or withdrawal of Shares from Shareholders' accounts;

                  (2)  Changes of address;

                  (3)  Miscellaneous changes;

                  (4)  Stops or holds on transfers; or

                  (5) Instructions relating to the remittance or reinstatement of dividends and other distributions.

         n. Incorporate in the Shareholder accounting software and procedures the necessary flags, audits, and tests reasonably designed to assure that the various provisions and requirements specified elsewhere in this Agreement to be performed by ADM will be substantially satisfied.

B.  TRANSFER AGENT SERVICES

         In accordance with the Agreement, and in particular Section 5(d) thereof, ADM will perform the functions normally performed by the transfer agent for other investment companies of a similar type. Such functions shall include but not necessarily be limited to:

1.       PROCESSING

         a. Keep such records in the form and manner as ADM may deem advisable but not inconsistent with the rules and regulations of appropriate governmental authorities applicable to ADM or as may otherwise be agreed from time to time in writing between FFC and ADM;

         b. Process transfers as requested by Shareholders or persons, firms, corporations or other entities ADM reasonably believes to be the Shareholder or authorized to act on behalf of the Shareholder including obtaining and reviewing papers and all other documents necessary to satisfy transfer requirements; FFC will, upon the request of ADM, advise ADM of the transfer requirements of ADM, and ADM will be fully protected by FFC and the Fund if ADM is following such transfer requirements;

         c. Process eligible initial and subsequent investments;

         d. Process payments into Shareholder accounts through the Automated Clearing House ("ACH") system;

         e. Transmit dividends to Shareholders' checking or savings accounts through the ACH system, provided that ADM has received written authorization from each such shareholder in a form approved in a form approved by ADM;

         f. Process and record redemption of Shares to satisfy ordinary redemptions;

         g. Proportionally allocate dividends, which are provided to ADM by the Fund in gross dollar amount, to the benefit of the Shareholders entitled to receive them. The procedure used must show that the amounts allocated daily substantially balance to the gross dollar amount provided by the Fund to ADM.

2. CUSTODY AND CONTROL OF SHARES. Shares will be credited to the Shareholder's account in non-certificate form. ADM will examine requests for transfer or redemption of shares for apparent genuineness or alterations; pass upon the apparent validity thereof including endorsements, signature guarantees and (if applicable) tax stamps or waivers, provided that ADM shall not be required to compare any such endorsements against other records it maintains except in accordance with written procedures agreed upon between it and the Fund.

C.       SUBSCRIPTION AGENT SERVICES

         ADM will act as Subscription Agent for the Fund. In addition to subscription functions described elsewhere in this Agreement, the Transfer Agent will:

1. MAINTAIN A SUBSCRIPTION ACCOUNT. This account shall be established and operated so as to satisfy the following criteria:

         a. The account shall be established in the name "FFC Subscription Account" for the benefit of Funds in accordance with the terms of the Agreement;

         b. The account shall be provided by First Financial Savings Bank, S.L.A. at the costs set forth in Appendix D-1 or by such other financial institution determined by ADM in its sole discretion at such financial institution's usual and customary charges;

         c. The account shall serve as the sole depository for subscription monies for the purchase of Shares until such funds are transferred to a Fund's custody account;

         d. ADM shall be prepared to receive and efficiently process incoming cash, checks, Federal Reserve Drafts and bank wire transfers of funds;

         e. Withdrawals   from  the  account  shall  be  for  the  purpose  of
transferring funds into a Fund's custody account or, where appropriate, the crediting or payment of commissions including dealer's commissions; withdrawals are also permitted to accommodate net settlements with the Fund's custodian, or required refunds to brokers due to canceled trades;

         f. No dividend or redemption or any other payments shall be made to Shareholders from the Subscription Account;

         g. ADM will cashier all items presented in payment as expeditiously a possible.

2. In connection with managing the Subscription Account, ADM will exercise all possible care in satisfying operational requirements in each of the following critical areas:

         a. VALIDATION OF RECEIPT OF GOOD SUBSCRIPTION FUNDS. Procedures and criteria are to be established by ADM and approved by an Authorized Person for the purpose of providing assurance that good (collected) funds were received from Shareholders prior to paying out any redemption proceeds (as a result of one or more specific redemption requests). Such procedures are to deal with:

                  (1)Establishing and maintaining procedures reasonably designed to assure the clearance and collection of checks which are otherwise properly drawn.

                           (a) ADM shall not honor any redemption payment until
it has determined, by telephone call to the drawee bank or otherwise,that the deposit has cleared the drawee bank or fifteen (15) calendar days after the receipt of such subscription payment, in order to permit the orderly clearing thereof.

                  (2) Returned Checks. Shareholder checks returned for account closures or check stops will be promptly processed. Shares purchased will be reversed as of the original purchase date. Upon receipt of returned checks for other reason, ADM will send a letter notifying the shareholder and allow 10 business days for response before the item will be processed for liquidation. Returned checks will be cleared promptly and processed through the Subscription Account in conjunction with the following actions:

                           (a)  Place a hold on the account to prevent
redemption of the amount of such returned check or such lesser amount as is in the affected amount;

                           (b)  Determine  how many shares are to be  liquidated
due to the investment attributable to such returned check;

                           (c)  Calculate and back out accrued dividends, if
any, attributable to such investment;

                           (d)  Process the liquidation for the appropriate
amount;

                           (e)  Mail the Shareholder confirmation of the
liquidation and the check with a letter of explanation;

                           (f) Take reasonable  steps to recover  commissions or
dealer concessions applicable to such returned check, although the Distributor shall be ultimately responsible therefor.

         b. ESTABLISH PROCEDURES TO PROCESS EFFECTIVELY BANK WIRE TRANSFERS. Establish and maintain procedures reasonably designed by ADM and approved by an Authorized Person to maintain positive control over movements of incoming money by bank wire so as to:

                  (1) Accept requests (WATTS and local calls) for bank wire instructions, record account information and client telephone number, assign as appropriate a wire control number, establish Shareholder pending file, and if appropriate alert the bank wire department;

                  (2) Confirm to FFC actual bank wire receipts at selected cut-off times during the course of each business day;

                  (3) Close out pending Shareholder files if bank wire receipts are not received as of the date agreed upon; and

                  (4) Open new or credit existing Shareholder account in accordance with the provisions of the current prospectus upon receipt of bank wire funds.

D.       DIVIDEND DISBURSING AND REDEMPTION AGENT SERVICES

         In  performance  of  the  Dividend   Disbursing  and  Redemption  Agent
functions, ADM will provide the Fund with regular checks (or electronic funds transfer if available, at the Shareholder's option) and carry out the following functional activities:

1.       DIVIDENDS.

         a. FFC shall advise ADM of dividend amounts which shall then be applied to the Shares as described in the Prospectus or as directed by the Trust, or its officers or Trustees;

         b.   Confirmation  of  dividend   reinvestments   shall  be  mailed  to
Shareholders after each reinvestment.

         c. Additional dividend information, if provided by FFC or the Trust to ADM shall then be provided to Shareholders upon written request.

2.  REDEMPTION  PROCEDURES.  ADM  with  the  approval  of  FFC  shall  establish procedures reasonably designed to insure that redemption requirements established by ADM and agreed to by FFC have been met, including signature guarantees and obtaining any needed papers or documents.

         a. ADM will provide a means to record, retrieve, and display on a monitor or otherwise an appropriate symbol or other indication that redemption authorization instructions are on file and appear to be in proper form.

         b.       All redemption requests will be promptly reviewed to insure:

                  (1) That there are sufficient Shares available in the Shareholder's account;

                  (2) The applicable subscription check has not been returned to ADM or its agent and the applicable period of days has expired before using the funds for redemption (see above);

                  (3) That no signature  guarantees  shall be acceptable  unless they reasonably appear to have been provided by an eligible guarantor institution. Some eligible guarantor institutions include members of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").

3. CHECK REPLACEMENT. A replacement check would be issued to the Shareholder, after verifying that the check to be replaced has not been cashed, and placing a stop payment order on such check, replacement dividend and redemption checks alleged to have been lost, stolen, destroyed, or not received.

4. DIVIDEND & REDEMPTION ACCOUNT. ADM will maintain a single Dividend and Redemption Account for all Funds. This account shall be established and operated so as to satisfy the following criteria:

         a. This account shall be used to disburse cash in payment of dividends, capital gain distributions and returns of capital.

         b. All withdrawals from the Disbursement Account shall be for the exclusive purpose of making payments to Shareholders. These payments are to be made only to satisfy automatic or other account liquidation payment requirements. ADM will advise FFC on the following day of all subscriptions and redemptions.

         c. No deposits or subscription receipts shall be made directly into the Disbursement Account.

         d. Each Fund agrees to fund, or cause the Custodian to fund, the Disbursement Account sufficiently. Each Fund and ADM agree that a goal of this procedure is to allow for the maximum employment of Fund assets while still adequately funding the Disbursement Account. ADM and its affiliates shall not be required to honor any demand for payment for which previously collected funds have not been received from a Fund's custodian or other Authorized Person.

         e. Employ due diligence in servicing redemption requests as promptly as possible.

E.       EXCHANGE AGENT SERVICES

         ADM will provide services as are required to implement the exchange privileges described from time to time in the prospectus of the Fund. ADM will install and utilize a telephonic system that is designed to afford the Shareholder the opportunity to exchange Shares among the eligible Funds and that will record the telephone request for such exchange. It is understood that ADM is only able to effect exchanges among Funds or funds for which ADM has entered into an agreement similar to this Agreement for provision of transfer agency services.

F.       PROXY AGENT SERVICES

         If agreed to by FFC and ADM, ADM, for compensation mutually agreeable to the parties hereto, shall act as Proxy Agent for Shareholders in connection with the holding of annual or special meetings of a Fund's shareholders, mailing to Shareholders notices, proxies and proxy statements in connection with the holding of such meetings, receiving and tabulating votes cast by proxy and communicating to the Fund the results of such tabulation accompanied by appropriate certificates, and preparing and communicating to the Fund certified lists of Shareholders as of such date, and in such form and containing such information as may be required by the Fund to comply with any applicable provisions relating to such meetings. ADM may at its expense employ another firm to provide all or a portion of such services.

         Regardless of whether the parties agree to appoint ADM as Proxy Agent, ADM shall, upon written request of an Authorized Person, provide certified lists of Shareholders, in such form and containing such information as requested by FFC.

G.       REPORTS TO BE PROVIDED TO FFC BY ADM:

1.       DAILY.

         a.       Copies of confirmations to dealers.

         b. "Stats at a Glance", showing numbers of accounts, number of outstanding shares and changes in shares.

         c.       Purchases and redemptions.

         d.       Paid or unpaid trade reports.

         e.       10-day notices required by the NASD.

2.       MONTHLY.

         a.       Sales By State and Dividends Reinvested.

         b. Withdrawals and Dividends Paid in Cash List (if agreed to specifically by the parties).

         c.       Record of Out-of-Pocket Costs Incurred.

3. ANNUAL REPORTS. Provide FFC upon request with all reports reasonably required to conduct an annual review of ADM's functions relating to a Fund, including but not limited to performance, volume, error ratios, costs and other matters relating to the Fund. ADM shall also provide to FFC general information concerning its operations which might be believed to affect adversely the future services to the Fund.

4. PERIODIC MARKETING REPORT. Provided these reports are readily available from existing information and can be produced without unreasonable effort or expense by ADM, including, e.g.,

         a.       Geographic Distribution Data.

         b.       Size of Holdings Data.

H.       OTHER SERVICES

         ADM will provide the following additional services:

1.       SECURITY.

         a. Design and maintain security procedures reasonably designed to guard against the possible theft and/or use by others of the names and addresses of Shareholders.

         b.       Periodically        duplicate       of       all       records
(computer/microfilm/hardcopy/copy) at a frequency and in a detail reasonably designed to assure protection of Shareholder record information in the event of a disaster to ADM's facilities, including:

                  (1)      Significant voltage drop;

                  (2)      Power blackout;

                  (3)      Major destruction of ADM's central facilities.

         c. ADM will maintain equipment reasonably designed or represented to assure an uninterrupted power supply of at least 10 minutes at the offices of ADM to allow for orderly shut down of hardware in the event of a power outage; periodic back-up of tapes to be stored at an off-site facility of ADM's choosing; and will provide redundancy capacity in accordance with the Agreement.

2.       STATEMENTS.

         a. Provide for up to two extra lines of print on Shareholder statements which may be employed by a Fund to advise Shareholders of such information as yield or other explanatory account information. FFC will advise ADM of such information no less than two business days in advance to permit it to properly insert such information in a timely and orderly manner.

         b. Provide a combined dividend check and statement to Shareholders electing cash distributions.

3.       PROCESSING ROUTINE SHAREHOLDER INQUIRIES.

         a. Receive, control, research, and promptly reply to all routine Shareholder and other inquiries whether received by written or telephonic means which pertain to a Shareholder's account.

         b. Exercise due care to protect confidential information in responding to inquiries.

         c. Request AT&T or such other telephone company as may be appropriate to provide, at the Distributor's expense, for a dedicated transmission line between Forum Financial Services, Inc. located at 2 Portland Square, Portland, Maine 04101 and ADM, 10 Woodbridge Center Drive, Woodbridge, New Jersey 07095 for inquiry via a dedicated or P.C. terminal.

         d. Provide adequate personnel for live telephone response generally until 6:00PM, New York time on normal business days.

         e. Provide for the automated tracking of all Shareholder and broker telephone inquiries with on line update status.

4.       OTHER MAILINGS.

         a. Mailing services include addressing, enclosing, and mailing semi-annual reports, annual reports, prospectuses and notices to all accounts will be provided. To the extent ADM utilizes the services of another firm to accomplish this for any First Investors Fund, it shall be permitted to do so for FFC, at ADM's expense.

         b. All routine mailings to Shareholders and brokers will, where appropriate, utilize pre-sorted zip codes.

         c. All month-end reinvestment statements, with any month-end dividend check attached, will generally be mailed to Shareholders, with copies to broker/dealer.

         d. Commission checks and statements will generally be mailed to brokerage firms on at least a weekly basis for direct investments of prior weeks.

5.       OTHER SERVICES.

         a. Refer all Shareholder, broker or governmental inquiries of a policy or non-routine nature to FFC.

         b. Provide an Account Officer to serve as the primary point of contact between FFC and ADM. ADM will exercise due care in assigning an individual who is both conversant with standard investment company practices and of sufficient stature to deal quickly and efficiently with problems peculiar to placing a new investment company on line.

6. MESSENGER SERVICE. Upon request, provide messenger pick-up and delivery as necessary between FFC's or the Trust's offices provided they are located within the borough of Manhattan and the offices of ADM. The party requesting messenger service shall bear the cost of such service.

                                                                      APPENDIX B
                                   FORUM FUNDS


         We, Mark D. Kaplan and Michael D. Martins, doe hereby certify that:

         The following officers and employees of FORUM FINANCIAL SERVICES, INC., administrator of Forum Funds, or FORUM FINANCIAL CORP., transfer agent for the Corporation, have been duly authorized as Authorized persons to deliver oral and signed written instructions to Administrative Data Management Corp., a sub-transfer agent of the Corporation. The signatures set forth opposite their respective names are their true signatures, and each has been duly elected or appointed to and currently serves Forum Financial Services, Inc., or Forum Financial Corporation, in the position indicated.



John Y. Keffer      President                       /S/ JOHN Y. KEFFER_________

Benjamin L Niles    Managing Director               /S/ BENJAMIN L. NILES______

Richard C. Butt     Managing Director, Operation    /S/ RICHARD C. BUTT________

Lisa J. Weymouth    Manager, Shareholder Services    /S/ LISA J WEYMOUTH_______

Mark D. Kaplan      Managing Director                /S/ MARK D. KAPLAN________

David I Goldstein   Managing Director, Counsel       /S/ DAVID I. GOLDSTEIN____


________5/6/96____________________                   /S/ MARK D. KAPLAN
Date                                              Mark D. Kaplan, Vice President
                                        Assistant Treasurer, Assistant Secretary

________5/6/96___________________                    /S/ MICHAEL D. MARTINS
Date                                               Michael D. Martins, Treasurer

                                   APPENDIX C

                               Backup Arrangement


         ADM currently has in effect a redundancy arrangement with Comdisco Disaster Recovery Services, Inc. The agreement with Comdisco provides that in the event of a data processing systems disaster at ADM's facilities in Woodbridge, New Jersey, ADM may use equipment available at Comdisco's facilities for routine and other processing. The agreement with Comdisco also provides for dedicated time on Comdisco's data processing equipment each year to allow ADM to test the redundancy system.

                                   APPENDIX D


         FFC shall pay ADM the following amounts:

         1.   Set-up Charge:  One time set-up charge of $3,000.00 per each Fund.

         2.   Account Maintenance Charges:  $1.50 per account per month.

         3. Account Opening Charge/Account Closing Charge: One-time charge of $1.50 per account to open or close and account.

         4.   Minimum Monthly Charges:

              $1,000.00 per active class of shares for each Fund.
              $  300.00 per inactive class of shares for each Fund.

         5. Disbursements: All reasonable disbursements, including, without limitation, messenger charges.

         6.   Late Pricing Charges:

                  a. $50 on each day the Fund fails to notify ADM of the Fund's closing net asset value and offering price after 5:30 p.m. and before 6:15 p.m. $100 on each day the Fund fails to notify ADM of the Fund's closing net asset value and offering price after 6:15 p.m. and before 7:30 p.m.

                  b. In the event of a subsequent price adjustment, (i) $50 per hour for actual time spent on manual corrections and (ii) $300 per hour for actual time spent for adjustments requiring computer processing.

         7. Demand Deposit Account Fees: Fees payable to First Financial Savings Bank, S.L.A. in the amounts set forth on Appendix D-1.

         8.   Tax Forms:  $1.00 for each tax form generated.

         9.   FundServ and Networking Fees:  As incurred.

                                   APPENDIX E


                            Maine Municipal Bond Fund
                             New Hampshire Bond Fund
                               Investors Bond Fund
                               TaxSaver Bond Fund

         a. ADM will accept redemption requests in written, or telephonic form provided the necessary instructions and authorizations are reasonably believed by ADM to be in good form. Generally, telephonic redemption requests will be repeated for confirmation to the person making the request, and upon voice confirmation by such person, will be recorded in a log kept for that purpose.

         b. Requests for the redemption of Shares received without signature guarantees will be honored only if:

                  (1) The applicable portion of the Application has been completed and the proceeds are forwarded to the previously designated bank account, address, or other destination identified on the Application;

                  (2) Expedited Redemption Authorization instructions filed at any time other than upon the original opening of a Shareholder's account are filed on an appropriate form and bear or reasonably appear to bear a signature guarantee;

                  (3) Shareholder accounts in the name of joint tenants shall generally be handled on the basis of jointly signed instructions and signature guarantees (where applicable) for any payments.